                                                                   Exhibit 3.1

                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                               NORDSTROM, INC.

Pursuant to the provisions of the Washington Business Corporation Act and RCW 23B.10.020 and RCW 23B.10.070, the following Amended and Restated Articles of Incorporation are hereby submitted for filing.

                                ARTICLE I

	The name of the corporation is Nordstrom, Inc.

                                ARTICLE II

	The period of duration of the corporation is perpetual.

                                ARTICLE III

	The purpose of the corporation is to engage in any and all business, the conduct of which is not forbidden to corporations by the Constitution, statutes or common law of the state of Washington.

                                ARTICLE IV

      1. The aggregate number of shares which the Corporation shall have authority to issue is 1,000,000,000 shares of Common Stock, all of which are without par value.

      2. The shareholders of the corporation shall not have preemptive rights to acquire additional shares or securities convertible into shares offered for sale or otherwise issued by the corporation.

      3. No shareholder will be permitted to cumulate his votes at any election of directors.

                                ARTICLE V

     The number of directors constituting the Board of Directors shall be such number, not less than three, as may be specified from time to time in the Bylaws.

                                ARTICLE VI

     The corporation shall have the right to purchase its own shares to the extent of unreserved and unrestricted surplus available therefor, whether capital surplus or earned surplus. The Board of Directors may, from time to time, distribute to the shareholders a portion of the assets of this corporation, in cash or property, out of the capital surplus of this corporation.

                                ARTICLE VII

     The power to adopt, alter, amend or repeal the Bylaws shall be vested in the Board of Directors.


                               ARTICLE VIII

     This corporation reserves the right to amend, change or repeal any provision of these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are subject to this reserved power.

                                ARTICLE IX

     Any personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director is eliminated, except for any liability for any acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled, or for any act or omission occurring prior to the date when this Article becomes effective. If hereafter the Washington Business Corporation Act is amended to change the corporation's power to eliminate or limit the liability of a director to the corporation, then, upon the effective date of the amendment and without further act:

if the amendment permits further elimination or limitation of liability, the liability of a director shall be additionally eliminated and limited to such further extent, or if the amendment changes to power to eliminate the liability of a director in any other respect, the liability of a director shall be eliminated and limited with respect to acts or omissions occurring after the effective date of the amendment to the fullest extent permitted by the Washington Business Corporation Act as so amended.

No amendment or repeal of these Amended and Restated Articles of Incorporation shall adversely affect any right or any elimination or limitation of liability of a director existing immediately prior to the amendment or repeal.

     IN WITNESS WHEREOF, the undersigned submits these Amended and Restated Articles of Incorporation as of May 24, 2005.


                                    /s/ David L. Mackie
                                    David L. Mackie
                                    Secretary

                     CERTIFICATE OF AMENDMENT TO THE
             AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                             NORDSTROM, INC.

     Pursuant to the provisions of the Washington Business Corporation Act and RCW 23B.10.060, the undersigned corporation hereby submits this Certificate of Amendment to the Articles of Incorporation for filing.

      1.    The name of the corporation is Nordstrom, Inc.

      2. The text of paragraph 1 of Article IV shall be deleted in its entirety and replaced with the following (the "Amendment"):

                                 ARTICLE IV

              1. The aggregate number of shares which the Corporation shall have authority to issue is 1,000,000,000 shares of Common Stock, all of which are without par value.

      3. The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

      4. The Amendment was duly approved by the board of directors of the corporation on May 24, 2005.

      5. The Amendment was approved by the board of directors of the corporation in accordance with the provisions of RCW
23B.10.020(4)(a) and shareholder action was not required.

DATED:  May 24, 2005

                                    NORDSTROM, INC.



                                     By /s/ David L. Mackie
                                     David L. Mackie
                                     Secretary